SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2010

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement

On January 22, 2010, Goldman, Sachs & Co. (“Goldman Sachs”) notified FTI Consulting, Inc. (“FTI”) that FTI will receive an additional 580,784 shares of common stock in final settlement of the $250 million accelerated stock buyback transaction that FTI and Goldman Sachs entered into on November 9, 2009, which shares were received by FTI on January 27, 2010. This brings the aggregate final number of shares repurchased by FTI pursuant to the accelerated buyback transaction to 5,455,591. As permitted by the collared master confirmation accelerated stock buyback agreement and the supplemental confirmation that Goldman Sachs and FTI signed on November 9, 2009 (together, the “2009 ASB”), Goldman Sachs accelerated the termination date of the 2009 ASB (which was to occur no later than July 9, 2010) to January 21, 2010. The master agreement and supplemental confirmation for the 2009 ASB were previously filed as exhibits to the Current Report on Form 8-K dated November 9, 2009 filed by FTI with the Securities and Exchange Commission on November 13, 2009 and they are incorporated herein by reference. No cash was required to be paid by FTI complete the delivery of the shares or in connection with the termination of the 2009 ASB.

ITEM 8.01.	Other Events

Press Release

On January 27, 2010, FTI issued a press release announcing the final share settlement and completion of the 2009 ASB. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release of FTI Consulting, Inc. dated January 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: January 27, 2010	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of FTI Consulting, Inc. dated January 27, 2010

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